Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PROTEXT MOBILITY, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2014, AT 3:12 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINETEENTH DAY OF FEBRUARY, A.D. 2014.

SECRETARY OF STATE · 1776 · DELAWARE · 1970

Jeffrey W. Bullock, Secretary of State

3432839 8100

140136797

AUTHENTICATION: 1114311

DATE: 02-06-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:15 PM 02/05/2014
FILED 03:12 PM 02/05/2014
SRV 140136797 - 3432839 FILE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF PROTEXT MOBILITY, INC.

ProText Mobility, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY as follows:

1 ARTICLE FOURTH of the Corporation's Certificate of Incorporation shall be amended by adding the following:

Effective as of February 19th, 2014 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 800 for 1 reverse stock split, with all fractional shares being rounded up to the nearest whole share."

The remaining provisions of ARTICLE FOURTH shall remain unchanged.

2. That the foregoing amendment was duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

3. Except as otherwise expressly provided above, the foregoing amendments to the Corporation's Certificate of Incorporation shall be effective on and as of the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Steven Berman, its Chief Executive Officer, this 5th day of February, 2014.

PROTEXT MOBILITY, INC.

____
Steven Berman
Chief Executive Officer